The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein in this Post-Effective Amendment No. 14 to Registration Statement (No. 33-75962) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                     /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP



Hartford, Connecticut
April 17, 1998